UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 24, 2023

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

(Address of principal executive offices)

(317) 855-9926

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On January 24, 2023, American Resources Corporation (or the “Company”) issued a press release announcing the filing of the Form10 Registration Statement with the U.S. Securities and Exchange Commission (“SEC”) for the planned spin-off of its wholly owned subsidiary, ReElement Technologies LLC (“ReElement”), into a standalone public company.

The Form 10 includes detailed information about ReElement including an overview of its business and strategy, historical information and competitive advantages, among other details. The Form 10 filing can be viewed at www.sec.gov as filings under ReElement Technologies LLC. The Form 10 filed on January 24, 2023 is subject to change and will be made final prior to its effective date.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

A copy of the press releases are attached as Exhibit 99.1hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
99.1	Press Release Dated January 24, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: January 24, 2023	By	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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